Exhibit 99.2

FINAL TRANSCRIPT

Thomson StreetEvents℠

OPTC - Q1 2007 Optelecom-NKF Earnings Conference Call

Event Date/Time: May. 03. 2007 / 10:00AM ET

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CORPORATE PARTICIPANTS
Ed Ludwig
Optelekom-NKF — President and CEO
Steve Tamburo
Optelecom-NKF — CFO
CONFERENCE CALL PARTICIPANTS
Buzz
– Analyst
Glen Madsen
– Analyst
Saul Rosenthal
– Analyst
Joseph Levy
– Analyst
Walter Ramsley
– Analyst
Richard Nesbitt
– Analyst
PRESENTATION
Operator
Good day ladies and gentlemen and welcome to the First Quarter 2007 Optelecom-NKF Earnings Conference Call. My name is Michelle and I’ll be your audio coordinator for today. At this time, all participants are in a listen-only mode. We will be facilitating a question and answer session toward the end of this conference. If at any time during the call you require assistance, please press * followed by 0 and a coordinator will be happy to assist you. As a reminder, this conference is being recorded for replay purposes.
I would now like to turn the presentation over to your host for today’s call, Mr. Ed Ludwig, President and CEO. Please proceed, sir.
Ed Ludwig - Optelekom-NKF — President and CEO
Thanks, Michelle. Good morning and welcome to Optelecom-NKF’s First Quarter 2007 Earnings Conference Call. I’m Ed Ludwig, Optelecom-NKF President and CEO. With me this morning is Steve Tamburo, our CFO.
Steve, would you please review our Safe Harbor Statement?
Steve Tamburo - Optelecom-NKF — CFO
Our earnings press release, conference call, and presentation contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements by myself and Ed Ludwig relating to the current expectations, beliefs, assumptions, estimates, and forecasts about the business, about Telecom-NKF, Inc., the industries and markets in which we operate, and the Company’s expectations of future success in achieving its objectives.

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Any forward-looking statements in this conference call are subject to a number of risks and uncertainties including the ability of the Company to realize the anticipated results of the organizational restructuring plan, the strength of the overall economy in the high technology market in particular, competition, product development efforts, and acceptance about Telecom-NKF’s current and future products. Actual results could differ materially from those projected in our forward-looking statements. More information about potential factors that could affect the company can be found in our Form 10K for 2006, Form 10Qs, and other reports and statements filed with the Securities and Exchange Commission. Any information contained herein should be viewed in conjunction with our financial press release and the accompanying financial tables.
Ed Ludwig - Optelekom-NKF — President and CEO
Thanks Steve, and thanks to everyone for joining us. I’ll begin the call with a summary of the quarter’s activities and then spend a few minutes talking about our strategy. Steve will follow with a discussion on our financials.
The results of this quarter were a disappointment to us. Normally we experience and plan for seasonality in the first quarter of each year. However, this past quarter fell short of our expectations, especially for the U.S. region.
Revenues came in below plan and below goal causing us to incur a loss for the quarter. Although the timing of delivery of larger orders can cause fluctuations in revenue recognition, this quarter’s outcome was impacted by a measurable decline in booked orders. We believe this situation reflects a combination of expected softness in the quarter and a rapid shift in the U.S. market from fiber optic based to IP Ethernet based system applications. While this shift has been underway for some time already in our European markets, it has accelerated recently in our North American markets, primarily in the U.S.
There are several actions we have taken to address this situation. We began the year with a determination to significantly reduce our G&A expenses from the levels experienced in the fourth quarter of 2006 and in that endeavor we were quite successful achieving an approximately 50% reduction in those expenses.
As the quarter progressed and revenues continued to lag, a U.S. manpower reduction action was planned and implemented. This might be expected — most personnel cutbacks occurred in manufacturing since the absolute volume of orders was down. Although some additional staff reductions occurred in product support functions, we preserved and in fact added to, our direct sales force with the objective of aggressively increasing our U.S. sales efforts.
The financial impact of these actions will result in an approximate $750,000.00 reduction in expenses for 2007 after a one time restructuring charge of about $150,000.00 in the first quarter. Based on this action, going forward beyond this year we anticipate a reduction in expenses of approximately $1 million a year. Additionally during March, we restructured our global management and operational organization to better align experience and resources with the current market reality and to focus on additional opportunities specific to the U.S. market.
I’ll cover these actions and decisions in more detail later but first I’d like Steve to review the financial results.
Steve Tamburo - Optelecom-NKF — CFO
Thanks, Ed. As Ed indicated, our revenue was weak in the first quarter and below our expectations. At $8.8 million, revenue declined 7% when compared to the first quarter of 2006. The decline is from a $600,000.00 reduction in U.S. sales related to fewer large orders in 1Q ‘07 compared to the large orders in 2006. Revenue in our international operations was flat. However, the decline in international sales was offset by the positive impact of foreign exchange rates as the Euro increased versus the dollar.

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Cost of goods sold were relatively stable at $3.9 million in the quarter. When combined with the revenue decline, we had a 57% gross profit margin, down from 59% last year. The current quarter’s cost of goods sold included an inventory write-off of $110,000.00 as we identify obsolete products in the fiber optic product line.
On the cost side, our total operating expenses were $5 million in the first quarter which represents a 19% decrease from the fourth quarter of 2006. Compared to the first quarter of 2006, it is however an increase of $500,000.00 as we continue to invest available dollars in product development and sales. The increase in 1Q ‘07 compared to 2006 results from $260,000.00 of additional engineering and product development costs as we continue to transition to an IP Ethernet product set, another $145,000.00 of increased costs in sales and marketing as the company added sales staff and one time severance and benefit costs from the March 2007 staff reductions in the U.S. totaling $150,000.00. The reduction in U.S. staffing levels was a difficult but necessary decision. Staff reductions included the elimination of 11 positions or about 14% of the domestic workforce. The savings from this workforce reduction are estimated at $750,000.00 in the last three quarters of 2007 and $1 million annually thereafter.
When comparing current general and administrative expenses to those from a year ago, we have a 1% decline as we were able to manage overhead costs to more than offset normal annual increases for items such as rising medical insurance and annual employee raises and as Ed noted, when comparing general and admin expenses to the recent fourth quarter of 2006, we had a decline of about 50%.
All in this quarter, we reported a small operating loss of $51,000.00 compared to income from operations of $1.2 million in the same period last year. On the bottom line, our consolidated net loss was $258,000.00 compared to a net profit of $564,000.00 in 2006.
Next, looking at some of our key financial metrics, we find the transition from fiber optic products to IP saw significant and continued growth in our IP revenue. In the current quarter, our revenue consisted of 31% IP related sales versus only 12% last year. In sales dollars, this amounts to an increase of 178%.
Revenues in our European based operations were $6.1 million this quarter which was comparable to the first quarter of 2006. However, the company was helped by the strength of the Euro against the dollar. Revenues in our United States based operations were $2.8 million this quarter, down from $3.4 million in 2006.
In relation to the U.S. business, we are accumulating tax credits each quarter which are available for use in future years. For IRS purposes, there is a 20 year period to use the tax credits against future U.S. profits. There are however, potential challenges in meeting the accounting standards for maintaining the accumulated tax assets on our balance sheet. These tax assets now total $1.8 million and the performance of the U.S. business will determine our ability to utilize the tax credits.
The financial results this quarter were disappointing but we did make progress in restructuring the business operations, reducing staffing levels in the U.S., and controlling expenses.
Now I’ll turn the call back to you, Ed.
Ed Ludwig - Optelekom-NKF — President and CEO
Thanks, Steve. Network solutions and integrated analytic software are rapidly changing video surveillance into a proactive asset that helps responders quickly detect and react to suspicious activities and breaches of security protocol. The adoption of these video surveillance systems is driven by their ability to boost the efficiency levels of surveillance, reduce human intervention by automating the monitoring process, and achieving related cost savings. The pace with which our markets and customer base are embracing network video surveillance technology has accelerated dramatically in the last six months. Many new projects

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no longer specify fiber optic based networks but instead require advanced video compression capability coupled with intelligent network switches, massive file storage, rapid information retrieval, and dependable video scene analysis.
Our European organization has reconfigured its structure to properly quote and support these activities. Originally, we planned to replicate their organizational concept in the U.S., to utilize their knowledge pool and lessons learned. However, with sales in the U.S. lagging due to the extraordinary face of change in our market base, we’ve moved proactively to establish one global organization to singularly address all markets worldwide. In this new structure, Tom Overwijn, COO of our global commercial products division, brings years of direct experience to the task of pulling together all the operational elements of our company to build a cohesive, responsive team. The managers selected to report to him also have extensive experience directly related to their areas of responsibility. Simply, we have put the most experienced and productive people in the right positions and responsibility. We can now efficiently focus resources and approach the world market with a unified product and solution set. Establishing a single chain of command helps us respond quickly to opportunities, streamlines assignment and utilization of product development and support resources. It enhances the allocation of manufacturing capabilities to best meet current production demand. This decision, coupled with resizing the U.S. organization, and reduction of G&A expense, has now, we feel, positioned Optelecom-NKF to more effectively compete in the new market reality.
In the past, we discussed the business potential represented by the unique needs of the U.S. Government. We addressed this market as a subset of our commercial sales activities and used consultants to inform us of specific opportunities. We recently decided that the potential of this market warranted the creation of a federal systems group now led by Jim Armstrong. Jim is bringing a new focus and attention to this effort. Our intention is to become a significant partner to major government system integrators, bringing the capabilities of our latest product offerings, suitability modified for enhanced environmental performance, to the specialized requirements of this market.
Our technology development continues on unabated. Our effort to provide a complete systems solution to our customers as defined by our Siqura concept, has reached an initial milestone with a recent introduction of our Optelecam IP dome camera. We now have an initial product set that delivers an end to end solution from camera through video compression, network switching, file storage and retrieval, and video content analysis. It’s crucial that we quickly expand our product offerings to provide additional capabilities with the latest chip sets and software enhancement. To give you an idea of how we’re attacking this, you need only to look at how we’re deploying our most important asset, our people. One measure is the size of our software engineering group which has grown from 6 to 25 individuals in the past three years. Additionally, our U.S. based sales organization has increased significantly in the last year and now consists of 12 people compared to eight a year ago. Global sales now stands at 32 employees. This expanded structure demonstrates the areas where we feel investment in our organization will have the most positive impact.
We’re continuing to seek out strategic partners while also evaluating potential acquisition candidates. We’re doing this to further increase our global reach. Our markets continue to grow. Our competition continues to challenge us. The determination of our management team and entire employee population is what drives us to become a major contender in our business.
With that, Steve and Michelle, let’s open up the line for some questions.
QUESTIONS AND ANSWERS
Operator
Thank you, sir. Ladies and gentlemen, if you wish you ask a question, please press * followed by 1 on your touchtone telephone. If your question has been answered or you wish to withdraw your question, please press * followed by 2. Once again, that is *1 to ask an audio question.
It will be one moment while we compile a list of questions.

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And our first question comes from the line of Buzz (inaudible). Please proceed.
Buzz — Analyst
This quarter, did you have some large orders that got transferred over to the next quarter and do you think maybe this quarter we’re in now, that we’re going to have positive comparisons?
Ed Ludwig - Optelekom-NKF — President and CEO
I think you’re talking about the timing of deliveries. I would say no. The — we were able to supply all the requirements in the quarter that were asked of us. The pipeline continues to go on as it has and I think you’re aware that it is largely project driven so typically someone will order our equipment and expect it to be delivered in six to eight weeks.
Let me just expand on one thing. To give you an idea of the challenges we face, we had a — and for this quarter, first quarter, we had a quarter in excess of $600,000.00 booked that we intended to ship in the quarter in the U.S. and the customer ran into financial difficulties and cancelled the order. That was $600,000.00 plus and those kind of things happen to us, to give you an idea of some of the issues we deal with.
Buzz — Analyst
Thank you.
Operator
And our next question comes from the line of Glen Madsen. Please proceed.
Glen Madsen — Analyst
Good morning. I’m a little confused on your headcount issues. You seem like you’re adding a bunch of people and then you’re subtracting a bunch of people and it seems like you have a very large sales force for the volume of sales you’re doing. Could you explain a little bit on that?
Ed Ludwig - Optelekom-NKF — President and CEO
Our assessment of the situation — first of all, what we did is I’d say, reallocate the resources. Since the revenue stream was down in the U.S., we reduced the manufacturing headcount but our assessment of the problem in the U.S. is we must increase our sales and marketing reach so we added people where we thought we would have the most impact going forward. I would not judge the current size as a measure of the ultimate effectiveness because we just added those people and it takes awhile to build up the sales opportunity from them. So, we feel there is a lot of opportunity. We simply have to get more feet on the street to bring it to us.
Steve Tamburo - Optelecom-NKF — CFO
Ed, if I could add to that and to reiterate the strategy we’ve discussed in recent conference calls in terms of spending the dollars we have available, we’re funneling those dollars directly into new product development as we transition to IP Ethernet products and to expanding our sales force with an eye towards increasing future revenue. In a specific example of the numbers Ed mentioned, the U.S. based sales organization increased from eight to 12 and almost all of those positions are direct sales and

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several of them are new positions so we would expect there to be some time before they are able to generate meaningful revenue.
Glen Madsen — Analyst
It sounds like you went through a large reorganization here. Why wasn’t this done earlier? I mean, last quarter you had a pretty decent quarter. All of the sudden, things have gone downhill and now you’re reorganizing. Why weren’t you able to anticipate this and reorganize earlier?
Ed Ludwig - Optelekom-NKF — President and CEO
One thing you must realize about our business is it’s very project based in a fairly short time. We consider a three month horizon to be a luxury in terms of knowing exactly what opportunities we’re going to be able to deliver on. So, the fact of the matter is that the first quarter where we’d expect it to be a little bit soft, was quite a bit softer than we had originally thought and you don’t have a lot of time to look out too far. In my opinion, I think we reacted fairly rapidly because within the quarter, we saw that it wasn’t meeting our expectations and by the end of the quarter, we had already done the restructuring.
Steve Tamburo - Optelecom-NKF — CFO
In particular, the third quarter of 2006, we had a record quarter of revenue which we then broke in the fourth quarter of 2006 so it’s a good question but I think we were looking at revenue increases late, as recently as late last year and really only after two months of down results this year, we took action in March to try to remedy that.
Glen Madsen — Analyst
Thank you.
Steve Tamburo - Optelecom-NKF — CFO
Thank you.
Operator
And our next question comes from the line of Saul Rosenthal. Please proceed.
Saul Rosenthal — Analyst
Yes, you recently gave yourselves big raises and bonuses. Have you considered the possibility — based on performance, are you considering the possibility of reversing those?
Ed Ludwig - Optelekom-NKF — President and CEO
First of the all, the pay for the executives is really totally established by the compensation committee and the Board. Secondly, I think the increases that were given were appropriate based on the performance in 2006. I will comment that if you take a look at the structure of the, of our compensation package, it’s very strongly tied to performance, financial performance, of the company, directly tied to the performance of the company. For instance, in my case, over 1/3 of my potential compensation is

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totally at risk. If we don’t deliver the numbers, over 1/3 of my compensation I simply don’t get and if you take a look at 2005, I think in my case you’ll probably see that.
Saul Rosenthal — Analyst
But you don’t announce what the numbers are that you have to meet. You just say if we just meet our goals and you never let us know what your goals are so there is no way to tell whether you’ve met them or not.
Ed Ludwig - Optelekom-NKF — President and CEO
Certainly not before the fact because we don’t give guidance.
I understand that.
Those are internal goals.
Steve Tamburo - Optelecom-NKF — CFO
Right, we don’t provide forward-looking guidance on earnings and revenue as I think a lot of companies in our size range don’t. However, I can tell you on the compensation issue, the compensation in the third and fourth quarters was related to the record revenue and in those periods, there were incentives that were earned under the plan and in the current year, we have no accruals for management incentive and stock awards in the first quarter as we did not meet our goals. I can tell you in general terms our goals are to have profits in the year, higher than we had in 2006, and to have revenue growth of a meaningful percentage in 2007. So —
Saul Rosenthal — Analyst
In the third and fourth quarters, although you had record revenues, your earnings were down about 50% and you gave yourselves big bonuses based on performance. That — with earnings down 50%, giving yourselves bonuses sounds outrageous.
Ed Ludwig - Optelekom-NKF — President and CEO
The compensation plan is based on achieving increases in revenue and in profits, okay? It’s both. I — the weighting might be a little more toward the revenue side than towards profit. I’m not — I don’t remember the exact details.
Saul Rosenthal — Analyst
Okay.
Steve Tamburo - Optelecom-NKF — CFO
I’d also like to point out we had the stock option accounting rules kick in in 2006 so for the first time in 2006, we had to accrue for costs of stock option to go into those numbers. That was not necessary under the accounting rules prior to 2006 so that’s part of the reason as well.

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Ed Ludwig - Optelekom-NKF — President and CEO
And that was about $1 million hit as I recall.
Saul Rosenthal — Analyst
Okay.
Operator
Our next question comes from the line of Joseph Levy, please proceed.
Joseph Levy — Analyst
Yes, can you give some information about why the inventory increased by around 40% from the end of the first quarter in 2006 to the end of the first quarter in 2007 despite the fact that sales were down about 7%?
Steve Tamburo - Optelecom-NKF — CFO
The first stat I looked at, and I’ll get to the first quarter of ‘06, but the first stat I looked at for inventory is where we were, say, 90 or 180 days ago. It’s a rolling item, so versus year end it was up about $250,000.00 which is a modest increase. If you go back in time over the past year —
Ed Ludwig - Optelekom-NKF — President and CEO
If you go to the end of the third quarter, it was about $1 million, just under.
Steve Tamburo - Optelecom-NKF — CFO
Right, and if you look at our actions going from early to mid 2006, there was a concerted effort by management to increase inventory as we were attempting to lower our delivery time to customers. We do regular customer surveys and one of the things the surveys told us despite the fact that our products are generally high end and custom products, that they would like us to deliver those products more quickly so we increased inventory in many of the common products in order to be able to improve delivery times to our customers.
Joseph Levy — Analyst
Okay, and you also mentioned that you had to write-off inventory because of obsolescence during the quarter. Is there a danger of that in the future going forward, the fact that you’re building inventory?
Steve Tamburo - Optelecom-NKF — CFO
We are building inventory but I would say at this point, the inventory amounts, the build up is probably at a point now where we’re reasonably happy. Obviously we evaluate that depending on demand and bookings and customer orders. The write-off of $110,000.00 relates directly into the restructuring where the IP Ethernet product change is happening very rapidly and so we’re looking at the fiber optic set to make sure that we don’t have products in inventory that we can’t sell which is obviously good management practice but necessary under the financial and accounting rules. We will continue to look at them at quarter

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end. We evaluated the inventory and felt that’s all we needed and we’re required to put up reserves on any times we believe we won’t sell but as the market changes and we continue to evaluate the changed IP, we’ll keep looking at that.
Joseph Levy — Analyst
Okay, and one other question. I believe on the last conference call, you had mentioned that you expected that the growth for the year would begin to kick in during the second half of the year. Is that still the anticipation of management?
Ed Ludwig - Optelekom-NKF — President and CEO
Yes.
Joseph Levy — Analyst
Can you give a little color on that, why that would be?
Ed Ludwig - Optelekom-NKF — President and CEO
My name is Joe Biden. First of all, we perceive the demand in the U.S. particularly, switching over to IP Ethernet, okay? We’ve now aligned our organization to really reflect that that’s what we’re selling. We’ve increased the number of salespeople in the United States to improve our reach. One of the problems that we’ve had in the U.S. is that we’ve always been known as a great fiber optic company and the problem is that you must now become known as a great IP Ethernet company. So, our focus is really on that. We understand that in Europe. Our colleagues in Europe have been quite successful with the same product set delivered into essentially the same economic-type situation so there is no reason to think that we cannot duplicate that in the United States and we are focusing very heavily on that. The first quarter, as we keep saying and I know I get pounded for this, but the first quarter is, and the first half of the year, traditionally is weaker than the second half. We think we’ve got the things in place to start taking advantage of it. It depends on us driving better in the U.S. market but we’re taking steps to do that so our anticipation for the year is still quite positive.
Joseph Levy — Analyst
Okay, and based upon what you said, is it that Jim Armstrong is no longer in charge of the North American operation? Is that —
Ed Ludwig - Optelekom-NKF — President and CEO
Right, right. We have one structure. Tom Overwijn is COO globally. There are three reporting groups. There’s sales and marketing. There’s product development and there’s manufacturing. Those are all global organizations now, okay? Jim Armstrong has a new task which is to crack open the federal market for us than we have in the past in a very focused way. We believe there are opportunities in the U.S. Government marketplace that we’re not getting because we haven’t been focused enough directly on it and so that’s his assignment now.
Joseph Levy — Analyst
Okay, thank you.

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Operator
And as a final reminder, ladies and gentlemen, that is *1 to ask an audio question.
And our next question comes from the line of Walter Ramsley. Please proceed.
Walter Ramsley — Analyst
Hi, good morning. I got on a little bit late. Maybe you already went through all of this, but I have a detailed question. Can you break down the sales between security and traffic in the quarter?
Steve Tamburo - Optelecom-NKF — CFO
We can, Walter. We are focused, as you know, on the IP versus fiber optic change but we have talked somewhat about security versus traffic before and in the current quarter, our percentage of sales in security was about 61% and traffic related sales at 39%. That’s a slight uptick from the fourth quarter where it was 60/40 and that’s been the case for the past several quarters. If you go back a year or so, we were probably at about 58% security and 42% traffic, so we continue to see small increases in the percent of our business in the security side.
Walter Ramsley — Analyst
Okay, and the international and North American split?
Steve Tamburo - Optelecom-NKF — CFO
Basically we had $6.1 million in U.S. dollars of international revenue with the balance of about 2.7 or $2.8 million in U.S. and North America.
Walter Ramsley — Analyst
Okay, the percentage of sales by Siqura?
Ed Ludwig - Optelekom-NKF — President and CEO
Siqura is a concept so there are no particular products that have a Siqura logo on them. It’s whether or not you have a complete solution set. If you talk about the IP products — I think the best way to look at it is talk about what the percentage of IP product sales are compared to fiber optic sales.
Steve Tamburo - Optelecom-NKF — CFO
Siqura is essentially a branding name for a set of products that’s used for marketing purposes. It essentially ties into the IP. The IP totals we talked about was 31% this quarter versus 69% fiber optic and the trend there is clear. We had about 27% in the fourth quarter and if you go back to the first quarter of ‘06, IP sales were only 12%. So, the trend there is very clear we think.

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Walter Ramsley — Analyst
Okay, the industry growth has been going at a 15% rate and the Company was down a little in the period. Can you identify any competitors that have been gaining market share at Optelecom’s expense?
Ed Ludwig - Optelekom-NKF — President and CEO
I don’t have any particular names, Walter. One comment I would make is I think in the market it’s probably — the entire product set is aggregated including cameras and cameras make up a very large part of any particular sale. We have just introduced a camera for the first time at a show in Las Vegas in March and we intend to capture more of that market so I’m not sure that the 15% necessarily applies to the product sets we’ve offered in the past. I think it’s somewhat lower than that because cameras make up such a large part of that number but going forward, we intend to offer a line of cameras that should enhance our revenue potential. It’s part of the complete solution.
Walter Ramsley — Analyst
Okay, any new applications developed for the Siqura line?
Ed Ludwig - Optelekom-NKF — President and CEO
I know we’ve said this in the past and I’m not trying to mask things, but there are some that we can’t talk about, okay? But I can tell you generally — large installations. I think we’ve announced an installation in the MidEast for an oil refinery. There are other opportunities like that. You’ll see some other potential large venues. When we can announce them, when the customers allow us to announce them, we do but in general, I think you can look for opportunities coming from those types of installations. They’re high value, high profile targets essentially.
Walter Ramsley — Analyst
Okay, and then lastly I guess, in the United States, is there price competition or is it just kind of a reluctance to buy the product?
Ed Ludwig - Optelekom-NKF — President and CEO
I believe it’s a recognition problem. I think it’s clear that our products are competitively priced and I think they also perform very well. Our intention — we have to get more well known in the U.S. as an IP Ethernet solution provider. That’s part of what Siqura will to, okay? For the people that will be at the annual meeting tomorrow, we will be showing similar marketing efforts along that line. Part of the problem also is we had to get our U.S. sales force totally educated on products and the capabilities of the new product sets. That’s now happened so they are now armed will all the new equipment and techniques and the reference installation site information that has been successful overseas.
Walter Ramsley — Analyst
And overseas, did that actually slow down or was there just kind of — is there some explanation for why that went flat?

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Ed Ludwig - Optelekom-NKF — President and CEO
It was flat but the thing that’s happening is IP is not flat. IP is growing and we had predicted that fiber sales would be flat and IP was growing, but what’s happened is fiber sales are actually declining, okay? So overseas, they were kind of flat for the quarter but up pretty strongly for IP.
Walter Ramsley — Analyst
Okay so, the outlook is positive?
Ed Ludwig - Optelekom-NKF — President and CEO
We think so.
Walter Ramsley — Analyst
I mean, is it really positive or?
Ed Ludwig - Optelekom-NKF — President and CEO
Yeah, it is.
Walter Ramsley — Analyst
Okay, thanks.
Operator
And our next question comes from the line of Richard Nesbitt. Please proceed.
Richard Nesbitt — Analyst
Good morning Ed and Steve.
Ed Ludwig - Optelekom-NKF — President and CEO
Hi, how are you?
Walter Ramsley — Analyst
Good morning.
Richard Nesbitt — Analyst
I got a kick out of that last comment by Walter, “Is it really positive?” and I’m still laughing about that because Ed, it’s about time you said, “Yeah, it’s really positive.”

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Ed Ludwig - Optelekom-NKF — President and CEO
It was positive in the third and fourth quarter. I mean, it was good then.
Richard Nesbitt — Analyst
Well listen, I was disappointed too a little bit in what I saw in the first quarter but I understand you’re making the switch over and I think what you’ve done has been in a very positive manner and I think it’ll bode well for the company down the road. I had a question of, now that you’re going into cameras because at one time you said, “Cameras, I don’t want to get into those because there’s no margins in them.” Will they have much of an effect on your margin or will it be because they’re priced in to the whole product that you’re selling that the margins won’t be affected that much?
Ed Ludwig - Optelekom-NKF — President and CEO
What we’re looking for is much larger total deal size with somewhat smaller margins because cameras are part of it and they don’t command as much margin as the rest of the communication equipment associated with it. It’s a different revenue realization model, I guess.
Richard Nesbitt — Analyst
But if you increase your sales proportionately to offset the margins, that could create more profitability. What I’m saying is if the introduction of cameras and you do well with them, even though your margins are less, your revenue growth could be a lot higher which would make your profit margin substantially higher even thought the percentage isn’t higher.
Ed Ludwig - Optelekom-NKF — President and CEO
That’s correct because there’s always additional overhead absorption by the larger revenue base so —
Richard Nesbitt — Analyst
And that’s also going to help you capture more of the market by introducing a camera. Am I correct?
Ed Ludwig - Optelekom-NKF — President and CEO
If you don’t have complete solutions, customers don’t want to talk to you because they don’t want to have to try to assemble these complex systems from a bunch of different vendors by themselves. They want you to do it for them so the new reality and the way that our organization is now structured, and again I think Tom Overwijn will explain a little bit of that tomorrow at the annual meeting, it’s different. We’re not just selling black boxes. We’re selling solutions so you must have a different kind of infrastructure that supports what — the reach out to the customer, okay? But if you don’t have a complete solution set, we’re finding they’ll go to guys who can give them the whole answer.
Richard Nesbitt — Analyst
Right.

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FINAL TRANSCRIPT
Ed Ludwig - Optelekom-NKF — President and CEO
And so our strategy is to have the whole answer. That’s what Siqura is.
Richard Nesbitt — Analyst
Right, right. You know, I have to congratulate you too on your forthrightness and candor this morning on explaining the situation and why it is what it is but I think looking ahead, as I’ve followed your company for so many years, I see a bright future. Now there are a couple other things you have to overcome and I think you know that but I see a bright future because of the market potential in this country especially, for security. It has to be there. I don’t think it’s going to stop. It’s not going to end. You see the violence that’s going on and stuff. I mean, you’ve got to be prepared and I think you’re in the right fields. You’ve just got to capture the market so —
Ed Ludwig - Optelekom-NKF — President and CEO
We have to be known in the U.S. as the company who provides it.
Richard Nesbitt — Analyst
Right, and that’s what you’ve got to get out there with. So anyhow, thanks a lot and I’ll let you go but I want to tell you, I’ve got to get up at 3:00 tomorrow morning to catch a flight to come up to the annual meeting so I’m looking forward.
Ed Ludwig - Optelekom-NKF — President and CEO
We’ll try to entertain you so you stay awake.
Richard Nesbitt — Analyst
Yeah, that’s one thing I’ll have to do. I’m not used to getting up at 3:00 in the morning so — anyhow, we’ll do it.
Ed Ludwig - Optelekom-NKF — President and CEO
I appreciate the effort.
Richard Nesbitt — Analyst
Well, I want to be there.
Ed Ludwig - Optelekom-NKF — President and CEO
Okay.
Richard Nesbitt — Analyst
Okay.

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FINAL TRANSCRIPT
Ed Ludwig - Optelekom-NKF — President and CEO
Thank you, Richard.
Richard Nesbitt — Analyst
Look forward to it. See you, guys.
Operator
Ladies and gentlemen, this does conclude the question and answer portion of today’s conference call. I’d like to turn the presentation back over to Mr. Ludwig for any closing remarks.
Ed Ludwig - Optelekom-NKF — President and CEO
Thanks a lot, Michelle. I think we tried to provide the shareholder population with relevant information absolutely as quickly as we can and as comprehensively as we can. I hope you appreciate that. We’ll look forward to talking to you again in our second quarter conference call. Thank you very much. Have a good day.
Operator
Ladies and gentlemen, thank you for your participation in today’s conference call. This does conclude your presentation and you may now disconnect.

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